Exhibit 99.1

                               ACCESS NEWS

Contact: Company                                 Contact: Investor Relations
Kerry P. Gray                                                    Steve Laird
President & CEO                                               Genesis Select
(214) 905-5100                                                (203) 341-0214

                                                        Donald C. Weinberger
                                                               Wolfe Axelrod
                                                              (212) 370-4500

                   ACCESS PHARMACEUTICALS, INC. ANNOUNCES
                     FIRST QUARTER FINANCIAL RESULTS


DALLAS, TEXAS, May 17, 2004, ACCESS PHARMACEUTICALS, INC. (AMEX:AKC) today reported results for the first quarter ended March 31, 2004. The Company reported a net loss of $2,351,000 or $0.17 per share, for the first quarter, as compared to a net loss of $2,411,000, or $0.18 per share, for the corresponding quarter in 2003.

Revenue for the first quarter of 2004 was $20,000 compared to $393,000 for the comparable quarter in 2003. This decrease in revenue reflects no product sales of Aphthasol(R) in the United States in 2004 due to the previously reported Aphthasol(R) supply interruption ($303,000) and a reduction in the recognition of licensing revenue ($82,000). Offsetting the reduced revenue was a decrease in operating expenses of $503,000. This reduction occurred as a result of decreased research and development expenses ($653,000) and a reduction in the cost of product sales ($83,000) which was partially offset by increased general and administrative expense ($217,000). The reduction in research and development expense is principally attributable to the cost incurred in 2003 to complete the OraDisc(TM) A Phase III clinical study. The increase in administrative expenses is primarily comprised of three components; investor relations ($72,000), patent expense, ($62,000) and legal expense ($56,000).

                                -More-

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Access Pharmaceuticals, Inc.
Page 2

Commenting on the results, Kerry P. Gray, President & CEO of Access, stated, "Operating expenses were generally in line with our 2004 plan, despite the increased administrative expenses. It is anticipated that during the remainder of this year we expect revenues will increase as shipments of Aphthasol(R) resumes licensing milestones are received and increased revenues are generated on currently marketed products."

Significant progress has been made during the past months to advance the Company's priority activities, including:

- Licensing an OraDisc(TM) application to Wyeth Consumer Healthcare.
- Significant commercial expansion in our OraDisc(TM) activities.
- Conclusion of dose escalation in our AP5346 Phase I clinical study and the presentation of preclinical data at the recent American Association of Cancer Research meeting.
- Approval by the FDA and the UK authorities of the manufacturing facility for the production of Aphthasol(R).
- Entering two research collaborations for the evaluation of our pre-clinical technologies.
- Commencement of the FDA review of OraDisc(TM) A and the inspection of the OraDisc(TM) manufacturing facility by the FDA.
- Expansion of the commercialization of Zindaclin(R).
- Completion of a $9.7 equity financing.

Mr. Gray continued, "This is a very exciting time at Access. The development of our products and technologies have advanced to a point where tangible developmental, regulatory and commercial milestones are being reached on an ongoing basis. The progress being made both scientifically and commercially should result in additional collaborations being established over the balance of this year."

Access Pharmaceuticals, Inc. is an emerging pharmaceutical company focused on developing both novel low development risk product candidates and technologies with longer-term major product opportunities. Access markets Aphthasol(R), the only FDA-approved product for the treatment of canker sores, and is developing products for mucositis and other dermatological indications. Access is also developing unique polymer platinates for use in the treatment of cancer and has developed, in conjunction with its partner Strakan, Ltd., the marketed product Zindaclin(R), which utilizes ResiDerm(R), our topical zinc delivery system that provides rapid delivery and reservoir of a drug in the skin.

This press release contains certain statements that are forward-looking within the meaning of Section 27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties, including but not limited to

                                -More-

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Access Pharmaceuticals, Inc.
Page 3

statements made relating to the expected increases in revenues, resumed shipments of Aphthasol(R), future licensing milestones, and the establishment of additional collaborations. These statements are subject to numerous risks, including but not limited to the uncertainties associated with research and development activities, clinical trials, our ability to raise capital, the timing of and our ability to achieve regulatory approvals, dependence on others to market our licensed products, collaborations, future cash flow, the timing and receipt of licensing and milestone revenues, projected future revenue growth and our ability to generate near term revenues, the future success of the Company's marketed products Aphthasol(R) and products in development including polymer platinate, OraDisc(R) and our Mucositis technology, our ability to develop products from our platform technologies, our ability to manufacture amlexanox products in commercial quantities, our sales projections and the sales projections of our licensing partners, our ability to achieve licensing milestones and other risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and other reports filed by us with the Securities and Exchange Commission.

                               -More-

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            Access Pharmaceuticals, Inc. and Subsidiaries

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 -------------------------------------
                              (unaudited)

                                          Three Months ended March 31,
                                          ----------------------------
                                               2004           2003
                                          -------------  -------------
Revenues
 Licensing revenues                        $     4,000    $    86,000
 Product sales                                       -        303,000
 Royalty income                                 16,000          4,000
                                          -------------  -------------
Total revenues                                  20,000        393,000

Expenses
 Research and development                    1,144,000      1,797,000
 Cost of product sales                          26,000        109,000
 General and administrative                    754,000        537,000
 Depreciation and amortization                 160,000        144,000
                                          -------------  -------------
Total expenses                               2,084,000      2,587,000
                                          -------------  -------------
Loss from operations                        (2,064,000)    (2,194,000)

Other income (expense)
 Interest and miscellaneous income              33,000        98,000
 Interest expense                             (320,000)     (315,000)
                                          -------------  ------------
                                              (287,000)     (217,000)
                                          -------------  ------------

Net loss                                   $(2,351,000)  $(2,411,000)
                                          =============  ============


Basic and diluted loss per common share         $(0.17)       $(0.18)
                                          =============  ============

Weighted average basic and diluted
  common shares outstanding                 14,200,273    13,199,900
                                          =============  ============


                         BALANCE SHEET DATA
                         -------------------


                                          March 31, 2004  December 31, 2003
                                          --------------   --------------
                                            (unaudited)
Cash and cash equivalents                  $  8,356,000     $    727,000
Short-term investments and
  certificates of deposit                       939,000        1,860,000
Restricted cash                                 850,000          649,000
Accounts receivable and inventory             1,297,000        1,257,000
Total assets                                 18,496,000       11,811,000
Working capital                               8,022,000        1,206,000
Convertible notes and other obligations      14,136,000       14,361,000
Accumulated deficit                         (56,581,000)     (54,227,000)
Total stockholders equity (deficit)             953,000       (5,825,000)


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